EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOLF TRUST OF AMERICA, INC.
Charleston, SC

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-56251, No. 333-39624 and No. 333-39622) and Form S-8 (No. 333-46657, No. 333-39628 and No. 333-46659) of Golf Trust of America, Inc. of our report dated February 22, 2010, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
Charlotte, North Carolina
February 24, 2010